                                                                    EXHIBIT 10.2

                              AOL - BRASIL TELECOM
                      NETWORK SERVICES AGREEMENT TERM SHEET



OVERVIEW

AOL Brasil Ltda., with head offices at Av. Industrial 600, 2.Andar, in the City of Santo Andre, State of Sao Paulo, enrolled with CNPJ under n. 03.032.579/0001-62 (AOL) and Brasil Telecom S.A., with head offices in the city of Brasilia-DF, at SIA Sul, ASP, Lote "D" , Bloco "B", enrolled with CNPJ/MF under n(0) 76.535.764/0001-43 ("Vendor") will enter into a definitive agreement (the "Agreement") based upon the terms below and Exhibit A, B, C, D, E and F hereto, which describe Vendor's provision of dialup access services (the "Services") within the "Service Areas," defined as Brazil's Region II as defined by ANATEL's "Plano Geral de Outorgas" (the "Initial Service Area") and any other areas requested from time to time by AOL in which Vendor offers or provides dial up access services (each, an "Additional Service Area").


SERVICE REQUIREMENTS

SPECIFICATIONS. The Services will conform fully to the specifications in Exhibit A.

SERVICE LEVELS. The Services will meet or exceed the performance standards in Exhibit B.


SERVICE DESCRIPTION

DEDICATED PORTS. Vendor will provide the Services on a dedicated ports basis, using shared access infrastructure (RAS). AOL shall order a multiple of [**] ports per location.


SERVICE COMMITMENTS

TERM. The term of the transaction contemplated herein and in the Agreement shall be equal to 3 years from the date in which this Term Sheet is executed. AOL may elect to renew the agreement for up to 3 additional one-year periods by giving 30 days' notice prior to expiration of the then-current term.

TRAFFIC COMMITMENT: AOL will be required to generate a [**] equivalent to an average of [**] minutes of traffic per month per installed port ("[**]"). The [**] shall be considered with respect to the whole network, as an aggregated traffic, and not in a per port basis. In case AOL fails to meet the [**] described herein, then Vendor shall notify AOL of such failure, and AOL shall have [**] days to cure such failure. AOL shall review the network capacity requirement, and cancel idle capacity so that the [**] is met when taken as an average of the next [**] months following such cancellation.

DECOMMISSIONING.
At any time during the Term, AOL may decommission or cancel any installed Port at its own discretion, upon [**] days' prior written notice to Vendor without the payment of any penalties or fees from AOL to Vendor, provided [**] the [**] for the [**], if any.


SERVICE CHARGES



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PORT PRICING. All charges relating to the Services in the Initial Service Areas are set forth in Exhibit D - Pricing for Additional Service Areas will be agreed by the parties following AOL's request to Vendor to provide Services in such areas.

PAYMENT TERMS. All charges due under this Term Sheet and/or the Agreement shall be invoiced in R$ in arrears to AOL. All undisputed charges shall be payable within [**] days of receipt of the corresponding invoice. AOL may withhold payment of particular charges that AOL disputes in good faith. In the event that AOL withholds payment pursuant to this section, AOL will provide Vendor with written notice of the dispute within the [**] period described in this Section and will engage in good faith discussions with Vendor to resolve such disputed charges during such [**] period.

OFFSET. Any fees, charges, credits, debts, or other amounts payable ("Charges") by AOL to Vendor under this Term Sheet and/or the Agreement are subject to offset against other Charges owed by Vendor to AOL under this Term Sheet and/or the Agreement or any other agreement executed between the Parties.

TAXES. Vendor will be responsible for any taxes or duties imposed on the acquisition or use of any goods or services involved in providing the Services Except if in contrary agreed by the Parties in written, any and all prices provided in Exhibits to this Term Sheet, and/or included in the Agreement, contain any all taxes applicable to the transaction provided herein, notwithstanding AOL's obligation to comply with tax provisions contained in the applicable Brazilian legislation or regulation. If taxes due as of the date of the execution of this Term Sheet are changed as a result of changes in the applicable legislation or regulation or as a result of decisions of competent Brazilian authorities, than the prices provided in the Exhibits of this Term Sheet and in the Agreement shall be reviewed respectively and Vendor shall inform AOL of such changes.

EXCLUDED CHARGES. Vendor will not charge AOL for any Port that is used for [**] purposes. For, Also, Vendor will not charge AOL for any Port to which calls are [**], beginning on the [**] day in which such Port is [**] and continuing until the Port is no longer [**].



STRATEGIC PROTECTIONS

MOST FAVORED CUSTOMER. Neither Vendor nor its affiliates will offer or provide dialup access services that are reasonably comparable to the Services to any customer that purchases services in amounts equivalent to (or lesser than) AOL's amounts, (1) at prices that are lower than those charged to AOL, or (2) pursuant to any terms and conditions that are more favorable to such customer than AOL's terms and conditions (each of (1) or (2), "More Favorable Terms"). If Vendor or an affiliate offers or provides (a) dialup access services that are NOT reasonably comparable to the Services to any customer, or (b) dialup access services that are reasonably comparable to the Services on More Favorable Terms to any customer that purchases services in amounts GREATER than AOL's amounts, Vendor will offer to provide to AOL such services on [**] and [**] and [**] applicable to such customer.

MARKET PRICE ADJUSTMENTS. From time to time, AOL will be entitled to notify Vendor of a required adjustment to pricing for the Services in order to reflect changes in the relevant Market Price in any Service Area. "Market Price" means, in each Service Area, the lower of (a) the [**] offered to AOL by a vendor of dialup access services that are reasonably comparable to the Services, and (b) the [**] cost to AOL of provisioning dialup access services that are reasonably comparable to the Services, plus a markup of [**]. If AOL notifies Vendor of a lower Market Price in any Service Area then, AOL and Vendor will negotiate new prices for the Services, and Vendor will make its best efforts to meet the



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Market Price. Vendor will be entitled to confirm the Market Price within such
[**] period pursuant to mutually agreed audit procedures set forth in this Term Sheet and/or the Agreement. In addition, in connection with a Market Price request, Vendor will meet the available bandwidth per port offered by the Market Price provider to AOL within [**] after AOL's notification. In case Vendor is unable to meet the Market Price then AOL shall have the right to terminate the this Term Sheet and/or the Agreement immediately upon notice to Vendor.

COST SAVINGS. If Vendor's costs associated with the Services in a Service Area decrease as a result of (i) changes to the telecommunications regulatory regime, or (ii) reductions in cost from Vendor's wholesale supplier(s) of services used to provide the Services, the Service charges will be reduced by the amount of such savings.

REGULATORY PROTECTIONS. As soon as dialup access services utilizing [**] ports become available in any Service Area as a result of [**] addressed by [**], Vendor will offer to provide Services utilizing such ports to AOL (and to convert any of AOL's existing Ports upon AOL's request) as soon as practicable, but no later than within [**] days of the new regulation date. Pricing for new and converted Ports will be at initial Market Prices that reflect the then-current, competitive market prices in such Service Area.

NEW SERVICES. If Vendor or a Vendor Affiliate is able to offer any new services that would permit AOL to provide services to its end-users in a manner reasonably comparable to the manner in which AOL provides services to its end-users through AOL's use of the Services, but (a) at a lower overall cost to AOL, or (b) at the same cost to AOL but with increased or enhanced capacity, features or functionality relative to the Services (each of (a) or (b), a "New Service"), then (i) Vendor shall promptly notify AOL and, before Vendor or a Vendor Affiliate uses such New Service or offers such New Service to any affiliated or unaffiliated third party, Vendor shall offer such New Service to AOL at such [**] cost to AOL; and (ii) Vendor shall permit AOL to elect to transition all or a portion of the Services to such New Service at [**] to AOL; provided, however, that if AOL has not ordered such New Service within a mutually agreed reasonable period (based on the complexity of the New Service) following Vendor's notice, Vendor may offer it to affiliated and unaffiliated third parties.



TERMINATION

TERMINATION FOR CAUSE. Either party may terminate this Term Sheet and/or the Agreement in the event of (a) a material breach by the other party, if not cured within [**] days after written notice, or (b) repeated material breaches of this Term Sheet and/or the Agreement of a similar nature (even if cured), or a prolonged material breach of this Term Sheet and/or the Agreement (even if cured).

TERMINATION FOR CHANGE IN CONTROL. AOL may terminate this Term Sheet and/or the Agreement in the event of (i) a change in control of Vendor to an AOL competitor, or (ii) a change in control of Vendor that would result in a material degradation of the Services as [**] by [**]. Vendor may terminate this Term Sheet and/or the Agreement in the event of a change in control of AOL to a Vendor competitor.

TRANSITION ASSISTANCE. Upon expiration or termination of the Term, AOL may decommission Services and Vendor will (i) provide reasonable assistance and consultation to ensure a smooth and timely transition of AOL's Services to another vendor, and (ii) continue to provide the Services at prices then in effect. The length of this transition period will be determined by AOL in its reasonable discretion but will not exceed [**] months.

Termination Without Cause. If AOL decides to terminate the Term Sheet and/or the Agreement without cause at any time during the Term, than AOL shall give Vendor a [**] days prior written termination notice, and pay a penalty fee equivalent to the last invoice paid by AOL pursuant to this term Sheet and/or the agreement




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multiplied by the number of months remaining until the end of the Term, if the last invoice paid, refers to less then [**] ports, the penalty fee must be calculated based on [**] port. Such penalty shall be due and payable within [**] days from the date in which the transactions contemplated herein are effectively terminated.


ADDITIONAL TERMS

INDEMNITIES. Each Party agrees to indemnify, defend and hold the other Party harmless for damages, losses, or liabilities (including reasonable attorneys' fees) (collectively, "Losses") incurred by such other Party arising from any third party claims (i) arising from the indemnifying Party's material breach of any obligation, representation or warranty under this Term Sheet and/or the Agreement, or (ii) relating to any physical damage to property, or personal injury or death, caused by the indemnifying Party or any of its Affiliates, agents or subcontractors. AOL agrees to indemnify, defend, and hold Vendor harmless from Losses arising from any third party claims of intellectual property rights infringement arising from any AOL-developed materials provided to Vendor to provide the Services. Further, Vendor agrees to indemnify, defend, and hold AOL harmless from Losses arising from any third party claims of intellectual property rights infringement arising from the Services or from any materials or services utilized to provide the Services. If any item described in the last sentence becomes, or is likely to become, the subject of an infringement or misappropriation claim or proceeding, Vendor shall, in addition to indemnifying AOL as provided above, promptly at Vendor's expense use best efforts to (i) secure the right to continue using the item, or (ii) replace or modify the item to make it non-infringing, provided that any such replacement or modification shall not degrade the performance or quality of the affected component of the Services. In the event neither of such actions can be accomplished by Vendor, and only in such event, Vendor shall remove the item from the Services and the applicable charges under this Term Sheet and/or the Agreement shall be equitably adjusted to reflect such removal and if such removal may reasonably cause degradation of performance or quality of the affected component of the Services as required by the Exhibit 2 - Service Level Agreement, AOL may at its option terminate this Term Sheet and/or the upon notice to Vendor.

INDEMNIFICATION PROCESS. If AOL becomes aware of any matters it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against AOL by any third party (each an "Action"), AOL shall gibe Vendor prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands and other papers related to the Action and in the possession of AOL. Vendor shall have a period of 10 (ten) days after delivery of such notice to respond. If Vendor elects to defend the Action, or does not respond within the requisite 10 (ten) day period, Vendor shall obliged to defend the Action at its own expense. AOL shall reasonably cooperate, with Vendor and its counsel in the defense, and AOL shall otherwise have the right to participate fully, at its own expense, with AOL and its counsel in the defense against such Action. If Vendor responds within the required 10 (ten) day period and elects not to defend such Action, AOL shall, without prejudice to any AOL rights hereunder (including item relating to Indemnities above), defend (and control the defense of) such Action. In such case, Vendor shall cooperate, at its own expense, with AOL and its counsel, in the defense against such Action.

LIMITATION OF LIABILITY. Neither Party shall have any liability whatsoever for any indirect, incidental, consequential, or special damages suffered by the other Party or by any assignee or other transferee of the other Party, even if informed in advance of the possibility of such damages. Notwithstanding the foregoing, the limitations set forth herein shall not apply with respect to: (i) damages caused by the wrongful repudiation or wrongful termination of this Term Sheet and/or the Agreement by Vendor or by the abandonment of work by Vendor;
(ii) damages caused by willful misconduct or gross negligence of a Party; (iii) damages or recovery caused by a Party's breach of any of its obligations regarding Confidentiality, as provided herein and/or in others confidentiality agreements entered into by the parties; and (iv) damages with respect to claims



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that are the subject of indemnification pursuant to Indemnities, as provided above. Each Party shall have a duty to mitigate damages for which the other Party is responsible.

CONFIDENTIALITY. The parties agree to maintain any and all terms and conditions set forth herein confidential and not disclose such information to any third parties without the prior written approval by the other party. If requested or required, the parties are hereby authorized to disclose any information contained herein to, or pursuant to any rule or regulation promulgated by, any competent governmental authority, including the SEC (Security Exchange Commission). Further, in the event such disclosure is required of either party under the laws, rules or regulations of any applicable governing body, such party shall (a) redact mutually agreed-upon portions of this Term Sheet to the fullest extent permitted under applicable laws, rules and regulations and (b) submit a request to such governing body that such portions and other provisions of this Term Sheet receive confidential treatment or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of the applicable governing body. Notwithstanding the foregoing, AOLB may disclose this Term Sheet to America Online, Inc., America Online Latin America, Inc. and/or the Cisneros Group.

PUBLIC RELATIONS Neither party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence or the terms of the Term Sheet and/or the Agreement without obtaining prior written approval from the other party, which may not be unreasonably denied by such other party.

LAW AND JURISDICTION. This Term Sheet and the Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Federal Republic of Brazil and the parties hereby agree to exclusively submit to the central court (foro central) of the Capital of the State of Brasilia - DF any action arising out of or relating to this term sheet.

NON-WAIVER. No delay or failure on the parties in exercising any rights hereunder shall operate as a waiver of such right or otherwise prejudice the party's rights, powers and remedies. No waiver by a party will be effective unless it is in writing and then only to the extent specifically stated, and no waiver by a party on any occasion shall effect or diminish such party's rights thereafter to require strict performance by the other party of any provision of this term sheet.

AGREEMENT; AMENDMENTS. This term sheet (including the Exhibits hereto) set forth the agreements between the parties with respect to the transactions contemplated herein and may not be terminated, amended or supplemented except by a writing signed by all parties hereto. The Agreement will contain other mutually agreed terms and conditions appropriate for an agreement of this type. The Parties expressly agree that, until a final Agreement is executed by and between the parties, the provisions contained in this term sheet shall thoroughly apply to and remain in full force and effect with respect to the transaction contemplated herein.

ASSIGNMENT. The Parties may not assign any of its rights or obligations under this term sheet without the written consent of the other Party.

NOTICES. All notices, claims, demands and other communications under or relating to this term sheet shall be in writing, and shall be deemed duly given when (i) personally delivered, (ii) transmitted by telecopy or email, or (iii) received by certified or registered mail and addressed to the party's address above.

COUNTERPARTS. This term sheet shall be executed in two counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same term sheet.

SEVERABILITY. Any provision of this term sheet which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective



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to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

HEADINGS. Paragraph headings in this term sheet are included herein for convenience of reference only and shall not constitute a part of this term sheet for any other purpose.

         IN WITNESS WHEREOF, the Parties have caused this term sheet to be executed by their duly authorized representatives.

                                                       Sao Paulo, April 1, 2003.


                                        /s/ MILTON CAMARGO
                                        ------------------------------
                                             AOL do Brail Ltda

                  By:b  Milton da Rocha Camargo
                  Title:  President, AOL Brasil Ltda.




                                        /s/ Manuel Ribeiro Filho
                                        ------------------------------
                                               Brasil Telecom

                  By:  Manuel Ribeiro Filho
                  Title: General Director of Brasil Telecom S/A


                  /s/ Carlos Geraldo Campus Magalhaes
                  Carlos Geraldo Campus Magelhaes
                  Director of Human Resources

WITNESSES:

1.____________________________

2. ____________________________




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EXHIBIT A

                             Service Specifications

1.       SPECIFICATIONS


         The Services shall fully conform to the following specifications:

         1.1. Vendor shall provision end-to-end capacity to the AOL dial termination facility (as definedin 1.6) such that end-to-end available bandwidth is no less than [**] bps per Port at all times.

         1.2. The number of Ports per DS-3 or equivalent circuit connecting the network backbone to any AOL dial termination facility shall not exceed [**] at [**]bps per Port (and lower numbers at higher bandwidths in proportion to such ratio). For the purpose of this Section, "DS-3" shall be defined as a network circuit with a 45 megabit per second capacity with a utilization no higher than [**] percent ([**]%). AOL shall measure the bits arriving at AOL's dial termination facilities over recurring one-minute intervals.

         1.3. Any circuit connecting Ports to the network backbone shall be sized at no greater than [**] percent ([**]%) of utilization per individual circuit as measured as an average over recurring [**] minute windows by AOL. Reporting provided by Vendor shall demonstrate Vendor's satisfaction of this requirement.

         1.4. As of the Effective Date, the Services shall fully support International Telecommunication Union ("ITU") standards for the V.90 protocol as amended by the ITU in September 1998. In addition, the Services shall fully support all successors, upgrades and enhancements to such protocols within commercially reasonable timeframes following their adoption by the ITU. Vendor shall implement ITU standards for the V.92 protocol as amended in November, 2000 and July, 2001 on the network on a reasonable timeframe, so that it is available in every location by the time it becomes a market standard in Brazil.

         1.5. The Services shall fully support and be in conformance with AOL's access methods, access technology, hub architecture, and other access methods that may become available to AOL from time to time. Access methods shall include:

                      (i) L2TP -- Layer 2 tunneling protocol is based on RFC 2661 and uses a common realm string to route traffic to AOL. AOL can assign the routable IP address;

                      (ii) PPP-- standard point to point protocol based on RFC 1661. Vendor shall provide a unique routable IP address for each session from a pool of IP addresses dedicated to AOL. A common authentication shall be used for each session;

                      (iii) the proprietary AOL P3 protocol -- a proprietary AOL character-oriented protocol using TCP clear or raw mode telnet. The network access system uses a common user identification and password for each session;

                      (iv) TCP/IP;

                      (v) UDP;

         1.6. Vendor shall provide end-to-end transport and routing for network traffic to the following location:

                      (i) To a point of physical interconnect with AOL at an AOL-designated "Meet Point" for each Service Area at which Dial-Up Access traffic shall be exchanged by the Parties. The Meet Point shall be Av Morumbi, 8660 - 3rd floor, Sao Paulo - SP.

         1.7. Vendor, in its network design and topology, shall comply with IETF approved and adopted standards applicable to the access methods described in Section 1.5 above.

         1.8. If AOL requests changes to Vendor's obligations described in this Article 1, Vendor shall use commercially reasonable efforts to implement such changes as soon as practicable.

2.       TECHNOLOGY


         Vendor shall not at any time simultaneously utilize different access technologies (RAS) for any given telephone number. The Parties shall mutually agree upon the technology and vendor of choice for the Ports and related equipment used for the Services. Vendor will provide AOL with at least [**] days prior notice of any changes with respect to the Port component providers or any dial-access router provided hereunder for Services prior to implementing such changes. Vendor may not implement any such changes without prior approval from AOL. In case Vendor wishes to use different access technologies (RAS) in any given location then Vendor shall provide AOL with [**] telephone number for each different access technology used in such location. Vendor agrees to use all commercially reasonable efforts to implement, at no charge to AOL, any new technology (including any hardware or software upgrades) on an expedited basis as requested by AOL; provided, however, that if Vendor is unable to implement any material new technology requested by AOL, despite using such reasonable efforts within a commercially reasonable period of time, then, notwithstanding anything herein to the contrary, AOL shall have the right to immediately terminate this Term Sheet and/or the Agreement by giving notice to Vendor.

3.       ARCHITECTURAL INDEPENDENCE


         In the event that Vendor determines that another Vendor Supplier's offerings of interconnect services represent a superior value, or that there are other factors which may make another Vendor Supplier's offerings of interconnect services preferable, Vendor may switch from a current interconnect supplier to such other Vendor Supplier; provided, however, that such switch does not adversely affect the Services provided hereunder. Vendor shall provide the Services in a manner that is consistent with AOL's goal of achieving architectural independence. Accordingly, Vendor shall manage (a) all of its Vendor Suppliers of network services to minimize the possibility that a single failure could impact more than one Vendor Supplier's network, and (b) each Vendor Supplier of network services to minimize the possibility that a single failure could impact more than one network of such supplier. Vendor shall solicit AOL's input prior to the use of a wholesale interconnect supplier other than its current supplier to the extent such use is permitted under this Article. Without limiting the foregoing, Vendor shall design and engineer the network used to provide Services to AOL such that there shall be no single point of failure in such network at any time that may result in a material adverse effect upon the Services.

4.       TELEPHONE NUMBERS

         4.1. Vendor shall reserve dedicated telephone numbers in each city exclusively for AOL to access the dial-up POPs used in providing the Services. Vendor shall ensure that telephone numbers provided to AOL hereunder remain available for use by AOL at all times. Further, Vendor shall not provide such telephone numbers to any third party without AOL's prior consent.

         4.2.     Each location shall have a different local phone number.

                                    EXHIBIT B

                                 Service Levels


Vendor shall meet or exceed the [**] for each of the following Service Level metrics:

1.       CONNECTION SUCCESS (GETTING CONNECTED TO THE AOL SERVICE).

         1.1. WARDIALER PERCENTAGES (excluding busies) (reporting to be provided daily by AOL) -- This metric measures the percentage of telephone numbers per day dialed by AOL's "war dialer" equipment that result in a failure to connect to an AOL host processor (excluding failures resulting from busy signals). In case of telephone numbers which require the "war dialer" to make long distance calls AOL shall use Vendor's long distance telephone service to dial such calls. Vendor shall make available the facilities and infrastructure for installation of the "war dialer" in a city on Vendor's network to be agreed by the Parties

         1.2. CALL BLOCKING (reporting to be provided daily by AOL) -- This metric measures the extent to which busy signals or other failures to connect are returned for calls to Ports at times when such Ports are not being utilized.

         1.3. TRAINING (reporting to be provided daily by Vendor on a per city basis) -- This metric measures the percentage of calls during a day for which the access devices fail to complete handshake and negotiate a communications session.

         1.4. INEFFECTIVES (reporting to be provided daily by Vendor) -- This metric measures the percentage of all calls during a day that are successfully placed to an access device but that are not able to connect to an AOL front-end host.

         1.5. AOL MEMBER-REPORTED PROBLEMS (reporting to be provided daily by AOL at AOL deems necessary) -- This metric measures the number of PRs reported by AOL members per one million user sessions.

2.       CONNECTION QUALITY (STAYING CONNECTED)

         2.1. PERCENTAGE OF ABNORMAL DISCONNECTS (reporting to be provided daily by AOL) -- This metric measures the daily percentage of all user sessions that are disconnected without a user logoff sequence.

         2.2. PACKET LOSS (reporting to be provided daily by AOL) -- This metric measures the daily percentage of all data packets introduced into Vendor's network that are dropped within such network.

         2.3. LATENCY (reporting to be provided when available by AOL) -- This metric measures the time interval required for data to travel between AOL's PC equipment and a Port equipment location.

3.       PROBLEM RESOLUTION

         3.1. PORT AVAILABILITY (reporting provided daily by Vendor based) -- This metric measures the percentage of time each day that each Port access device is reachable through Vendor's network from AOL's front-end hosts and vice-versa.

         3.2. PROBLEM REPORTS (reporting provided monthly by AOL) -- This metric measures the time to resolve problems reported by AOL.

         3.3. SERVICE DOWN TIME (reporting provided monthly by AOL) -- This metric measures the extent to which the Services are not available for use.

4.       Ability to satisfy provisioning requirements

         4.1. PORT PLAN -- This metric measures Vendor's ability to meet its Port installation plans.

         4.2. BACKBONE AND BACKHAUL CAPACITY PLAN -- This metric measures Vendor's timely delivery of reporting requested by AOL.

5.       BLOCKED CALLS


         If AOL detects a busy signal for a telephone number when (according to the usage reports submitted by Vendor under this Term Sheet and/or the Agreement) not all of the Ports being provided hereunder for such telephone number were then in use, Vendor shall correct such "blocked call" within [**] hours of AOL's electronic notification to Vendor via the opening of a trouble ticket with Vendor's NOC. For each such blocked call not corrected within such [**] hour period, Vendor shall not charge AOL for the number of Ports that were not being utilized when such blocked call occurred for so long as such number of Ports are blocked. To the extent that Vendor fails to comply with the preceding sentence and charges AOL for such Ports, then in addition to any other rights or remedies that AOL may have under this Term Sheet and/or the Agreement or under applicable law, AOL may set off against amounts due under this Term Sheet and/or the Agreement amount equal to any such charges.

6.       REPORTS

         Vendor shall deliver within [**] days of the Effective Date, the following reports to AOL-designated representatives (or by email if requested by AOL), each in the format designated by AOL and using the data inputs and formulae designated by AOL:

                  (i)      Usage Reports

                           (a)      [**] on [**] by [**] (Modem Utilization by
                                    [**]);

                           (b)      Site modem [**]; and

                           (c)      [**] on [**] of [**] calls (P3, PPP and
                                    L2TP);

                  (ii) [**] on [**], including with respect to [**], and [**] that connect [**] to [**];

                  (iii) [**] to be defined and mutually agreed by the Parties;

                  (iv)     [**] of the amount of [**] required to [**]

                  (v)      [**] and congestion statistics; and

                  (vi)     [**] as required to [**] client and AOL network [**].

         (vii)    [**] = [**] containing [**], [**], [**], [**] and [**] of the session [**], session [**]

         (viii)   [**] - report on details of each [**], including [**], [**].

         (ix)     [**] used by [**] ([**] to [**])

         (x)      online [**] by [**] ([**] or similar format)


         AOL may request additional reports, and Vendor shall provide these additional reports, or the raw data, subject to technical reasonableness.

                                    EXHIBIT C

                    Provisioning, Acceptance and Cancellation

1.       dial-up access service provisioning and implementation

         1.1. PROVISIONING COMMITMENT. If and to the extent ordered by AOL, Vendor shall deliver Ports within the notice periods set forth in EXHIBIT F hereto (the "Provisioning Commitment").

         1.2. AOL FORECAST: AOL will submit to Vendor, on a [**] basis, a forecast of the number of Ports and delivery locations which it will require during the following [**] ([**]) months. The [**] month of such forecast will be AOL Order to Vendor, as described in 1.3, and the [**] months are AOL [**] forecast, not an Order, and shall be used by Vendor only for planning purposes.


         1.3.     ORDER PLACEMENT.

                  (i) GENERALLY. To order Services, AOL shall submit to Vendor an order for Services (each, an "Order") setting forth the following information (such information, the "Delivery Criteria"):

                           (a)      the total number of Ports that must be
                                    installed

                           (b)      delivery locations for such ports; and

                           (c) the delivery date(s) upon which, or by which, such Ports are requested to be delivered.


                  Each Order shall be clearly marked as such, and shall be delivered by AOL via electronic mail to such individuals designated in writing from time to time by Vendor.

                  (ii) INITIAL ORDER. AOL hereby orders Ports in accordance with the Delivery Criteria set forth in Schedule E attached hereto (the "Initial Order").

         1.4.     VENDOR ACCEPTANCE OF ORDERS.

                  (i)      INITIAL ORDER. Vendor hereby accepts the Initial
                           Order.

                  (ii) OTHER ORDERS. Within [**] ([**]) days after receipt of an Order from AOL (other than the Initial Order), Vendor shall notify AOL of its acceptance or rejection of such Order. If Vendor fails to provide AOL with an acceptance or rejection notice within such [**]-day period, then such Order shall be deemed accepted by Vendor as of the last day of such [**]-day period. Notwithstanding the foregoing, Vendor shall accept an Order to the extent that such Order requests Ports corresponding to the Provisioning Commitment.

         1.5.     CANCELLATION OR MODIFICATION OF ORDERS.

                  (i) Before acceptance or rejection of any Order by Vendor, AOL may rescind or modify (without liability), in whole or in part in its sole discretion, such Order.

                  (ii) After acceptance of an Order by Vendor, AOL may cancel or modify such Order in whole or in part at any time before the delivery date; provided that AOL shall reimburse Vendor any incremental Out-of-Pocket Expenses actually incurred as a result of such cancellation or modification. AOL shall have no liability to Vendor for an Order cancelled pursuant to this Subsection (ii) other than payment to Vendor of such Out-of-Pocket Expenses. This Subsection (ii) shall be subject to the other provisions in this Term Sheet and/or the Agreement which give AOL the right to modify or cancel Accepted Orders under certain specified circumstances.

2.       DELIVERY

         2.1. DELIVERY OBLIGATIONS. Vendor shall deliver Ports corresponding to an Order that is accepted or deemed accepted by Vendor (any such Order, an "Accepted Order") in accordance with the applicable Delivery Criteria and the terms of this Term Sheet and/or the Agreement. To the extent Vendor is able to deliver any Port prior to its designated delivery date (e.g., if a Vendor Supplier of wholesale interconnect services is required by regulation to shorten its delivery dates or if a Vendor customer terminates services or orders thereby creating additional capacity), then Vendor shall notify AOL and at AOL's request, the delivery date for such Port shall be changed to such earlier date upon which Vendor is able to deliver such Port. "Designated Delivery Date" with respect to a Port shall mean the date on which Vendor is obligated to deliver such Port pursuant to this Section 2.1. FAILURE TO DELIVER.

                  (i) For each Port corresponding to an Accepted Order that Vendor fails to deliver in accordance with the terms of this Term Sheet and/or the Agreement by the corresponding Designated Delivery Date, in addition to any other rights or remedies that AOL may have under this Term Sheet and/or the Agreement or under applicable law, Vendor shall provide AOL with an ongoing daily credit equal to the pro-rated daily Port charges that would have applied to such Port, which credit will cease when such Port is delivered.

                  (ii) For each [**] ([**]) day period after the Designated Delivery Date that a Port is not delivered in accordance with this Term Sheet and/or the Agreement, in additional to any other rights or remedies that AOL may have under this Term Sheet and/or the Agreement or under applicable law, Vendor shall provide AOL with a lump-sum credit equal to [**] ([**]) days of Port charges for such Ports. For example, for a Port delivered [**] days late, the aggregate late delivery credit pursuant to this
                           Section 2.1 equals [**] days of Port charges, and for a Port delivered [**] days late, the aggregate late delivery credit pursuant to this Section 2.1 equals [**] days of Port charges (i.e., a credit equal to [**] days of Port charges pursuant to Section 2.1(i), plus an additional lump-sum credit equal to [**] days of Port charges pursuant to this Section 2.1(ii).

                  (iii) If Vendor fails to deliver more than [**] of the Ports corresponding to an Accepted Order within [**] days after the Designated Delivery Dates for the Ports, then in addition to any other rights or remedies that AOL may have under this Term Sheet and/or the Agreement or under applicable law, AOL may elect to terminate this Term Sheet and/or the Agreement without liability upon notice to Vendor.

         2.2. CALCULATION OF DELIVERY DATE. Upon delivery of any Port (but no sooner than such delivery), Vendor shall provide to AOL notification of such delivery by e-mail to AOL. For the purposes of this Term Sheet and/or the Agreement, delivery of any Port shall be deemed made upon AOL's receipt of such e-mail from Vendor. Solely for the purposes of Section 2.1 of this EXHIBIT C, if any Port delivered to AOL does not receive Final Acceptance prior to the [**] ([**]) day following such delivery, then such Port shall be deemed not to have been delivered on such delivery date but, instead, shall be deemed to have been delivered on the date on which such Port does receive Final Acceptance.

3.       ACCEPTANCE

         3.1. ACCEPTANCE TESTING. AOL shall have a period of [**] ([**]) business days after delivery of a Port (the "Acceptance Test Period") within which to test such Port (which tests may include using the Port for live traffic). AOL may test Ports by any method AOL deems appropriate in order to determine whether such Ports meet the Acceptance Criteria.

         3.2. ACCEPTANCE CRITERIA. AOL shall have the option of rejecting a Port if any [**] or more of the following performance thresholds is not met (such thresholds collectively the "Acceptance Criteria"):

                  (i) at least [**]% of user sessions terminate only with a user-initiated logoff sequence;

                  (ii) at least [**]% of user calls successfully connect to the Port (data demonstrating compliance with this criterion shall be provided by Vendor for the Ports on a daily basis, and notwithstanding the foregoing, the Acceptance Test Period shall be extended [**] ([**]) business day for each day that AOL does not receive such data commencing with a Port activation or move, as applicable); and

                  (iii) at least [**]% of user calls that successfully connect to the Port successfully connect to the AOL front-end.

         3.3. REJECTION. If a Port fails to meet any of the Acceptance Criteria (each such failure a "Nonconformity"), AOL shall notify Vendor within the Acceptance Test Period by e-mail, specifying the nature of the failure in reasonable detail. Vendor shall remove rejected Ports from service pending further troubleshooting and corrective action. At no charge to AOL, Vendor shall repair, replace or otherwise correct the Nonconformity (and any other problems of which it has knowledge) as soon as reasonably practicable after receiving notice from AOL so that the Ports meet the Acceptance Criteria. Upon completion of such efforts and Vendor's re-delivery of a Port to AOL, AOL shall have an additional Acceptance Test Period to retest the re-delivered Port to determine whether any previously reported Nonconformities have been corrected and if such Port otherwise then meets the Acceptance Criteria. This process shall be repeated as necessary until all Nonconformities are corrected and such Ports meet the Acceptance Criteria. Notwithstanding the foregoing, if after [**] ([**]) attempts for curing a Nonconformity, Vendor has not delivered a Port that meets the Acceptance Criteria, then AOL may cancel (without liability), in whole or in part the portion of the corresponding Accepted Order that does not conform as of a date specified in a notice of cancellation issued by AOL.

         3.4. FINAL ACCEPTANCE. Ports ordered by AOL shall be deemed to be accepted (such acceptance the "Final Acceptance") only upon the earlier of: (i) receipt by Vendor of notice by AOL certifying that such Ports meet the Acceptance Criteria; or
                  (ii) the expiration of the Acceptance Test Period for such Ports without notice of rejection by AOL. Final Acceptance of Ports shall only occur in accordance with the terms of this
                  Section 3.4.

                                    EXHIBIT D
                                 Service Charges


           ------------------------- ------------------------
               CUMULATIVE PORTS         PRICE/PORT/MONTH
           ------------------------- ------------------------
           ------------------------- ------------------------
                     [**]                     [**]
           ------------------------- ------------------------
           ------------------------- ------------------------

           ------------------------- ------------------------
           ------------------------- ------------------------

           ------------------------- ------------------------
           ------------------------- ------------------------

           ------------------------- ------------------------
           ------------------------- ------------------------

           ------------------------- ------------------------
           ------------------------- ------------------------

           ------------------------- ------------------------
           ------------------------- ------------------------

           ------------------------- ------------------------
           ------------------------- ------------------------

           ------------------------- ------------------------
           ------------------------- ------------------------

           ------------------------- ------------------------

            The charges above include all applicable taxes.

                                    EXHIBIT E
             Service Delivery - Initial Order - Initial Service Area

-------------------------- ------------------------- --------------------------------------------------------
      DELIVERY DATE           INCREMENTAL PORTS                         DELIVERY LOCATION
-------------------------- ------------------------- --------------------------------------------------------
-------------------------- ------------------------- --------------------------------------------------------
       [**], 2002                    [**]                      [**] and surrounding cities ([**])
-------------------------- ------------------------- --------------------------------------------------------
-------------------------- ------------------------- --------------------------------------------------------
       [**], 2002                    [**]                      [**] and surrounding cities ([**])
-------------------------- ------------------------- --------------------------------------------------------
-------------------------- ------------------------- --------------------------------------------------------
       [**], 2002                    [**]                      [**] and surrounding cities ([**])
-------------------------- ------------------------- --------------------------------------------------------
-------------------------- ------------------------- --------------------------------------------------------

-------------------------- ------------------------- --------------------------------------------------------
-------------------------- ------------------------- --------------------------------------------------------

-------------------------- ------------------------- --------------------------------------------------------
-------------------------- ------------------------- --------------------------------------------------------

-------------------------- ------------------------- --------------------------------------------------------
-------------------------- ------------------------- --------------------------------------------------------

-------------------------- ------------------------- --------------------------------------------------------
-------------------------- ------------------------- --------------------------------------------------------

-------------------------- ------------------------- --------------------------------------------------------
-------------------------- ------------------------- --------------------------------------------------------

-------------------------- ------------------------- --------------------------------------------------------



                                    EXHIBIT F
                             Provisioning Commitment


----------------------------- ------------------------- -----------------------
        SERVICE AREA               MINIMUM PORTS*            DELIVERY DATE
----------------------------- ------------------------- -----------------------
Initial Service Area                    [**]                [**] from order
                                                              acceptance
----------------------------- ------------------------- -----------------------

----------------------------- ------------------------- -----------------------
----------------------------- ------------------------- -----------------------

----------------------------- ------------------------- -----------------------
----------------------------- ------------------------- -----------------------

----------------------------- ------------------------- -----------------------
----------------------------- ------------------------- -----------------------

----------------------------- ------------------------- -----------------------

----------------------------- ------------------------- -----------------------
* Additional to the Initial Order.
-------------------------------------------------------------------------------